# ASSIGNMENT OF RESIDENTIAL REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF RESIDENTIAL REAL ESTATE PURCHASE AND SALE AGREEMENT (this 'Assignment") is made and entered into by and between Arrived Fund Manager, LLC, a Delaware limited liability company ('Assignor"), and Arrived MO Jennie, LLC, a MO Limited Liability Company ('Assignee"), collectively the 'Parties", effective as of Sep 17, 2025, (the 'Effective Date").

## RECITALS

A. Assignor entered into that certain Residential Real Estate Purchase and Sale Agreement dated September 09, 2025, as amended, ('PSA") in connection with that certain real property legally described in the PSA (the 'Property"). A copy of the PSA is attached hereto as Exhibit 'A".

B. Assignor desires to assign, and Assignee desires to assume, all of Assignor's interest in and under the PSA to enable Assignee to acquire the Property.

C. This Assignment amends and restates any other assignment agreements between the Parties with respect to the Property, in their entirety.

**NOW, THEREFORE**, in consideration of good and valuable consideration in the form of services rendered, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

**1. Recitals.** The Recitals stated above are true and correct, and incorporated into this Assignment with this reference.

**2. Assignment of PSA.** Assignor hereby assigns, transfers, conveys and delegates to Assignee all of Assignor's right, title, interest, duties and obligations in, to and under the PSA, effective as of the Effective Date.

**3. Assumption of PSA.** Assignee hereby assumes and agrees to perform and observe all agreements, covenants and obligations to be performed and observed by Assignor under the PSA, effective as of the Effective Date.

**4. Full Force and Effect.** Except as set forth herein, the PSA remains unmodified, and in full force and effect.

**[SIGNATURES APPEAR ON FOLLOWING PAGE]**

**IN WITNESS WHEREOF**, Assignor and Assignee have executed this Assignment effective as of the Effective Date.

**Assignor**:

Arrived Fund Manager, LLC, a Delaware limited liability company

By:

*Cameron Wu*

S-Sign Signed by Cameron Wu
on 2025-09-17 07:18:10 EDT

Printed Name: Cameron Wu
Printed Title: Authorized Signatory

**Assignee**:

Arrived MO Jennie, LLC, a MO Limited Liability Company

By:

*Cameron Wu*

S-Sign Signed by Cameron Wu
on 2025-09-17 07:18:11 EDT

Printed Name: Cameron Wu
Printed Title: Authorized Signatory

**<u>Exhibit 'A"</u>**

**PSA**